EXHIBIT 10.14
                         PRIDE PETROLEUM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                 FIRST AMENDMENT


            Pride Petroleum Services, Inc. (the "Company") having previously established the Pride Petroleum Services, Inc. Employee Stock Purchase Plan effective July 1, 1996 (the "Plan"), and having reserved the right under Section 19 thereof to amend the Plan, does hereby amend the Plan to document the change in the Company's name from Pride Petroleum Services, Inc. to Pride International, Inc., effective as of May 22, 1997, as follows:

            1. The name of the Plan is hereby changed to the "Pride International, Inc. Employee Stock Purchase Plan."

            2. Section 1 of the Plan is hereby amended in its entirety to read as follows:

            "1.   PURPOSE

            The Pride International, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Pride International, Inc., a Louisiana corporation ("Pride") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Pride through the purchase of shares of common stock, no par value, of Pride ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code")."

                            PRIDE INTERNATIONAL, INC.



                            By /s/ ROBERT W. RANDALL


ATTEST:

/s/ FRIDA A. MARTINEZ